SCHEDULE 14A

(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Definitive Proxy Statement

☐ Definitive Additional Material

☐ Soliciting Material Pursuant to Rule 14a-12

WhiteHorse Finance, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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WHITEHORSE FINANCE, INC.

1450 Brickell Avenue, 31st Floor

Miami, Florida 33131

June 16, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of WhiteHorse Finance, Inc. (the “Company”) to be held on August 2, 2016 at 12:00 p.m., Eastern Time, at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York.

The Notice of Annual Meeting of Stockholders and the proxy statement, which are accessible on the Internet or by request, provide an outline of the business to be conducted at the Annual Meeting. At the Annual Meeting, you will be asked to: (1) elect one director of the Company and (2) approve a proposal to authorize flexibility for the Company, with approval of the Company’s Board of Directors, to sell shares of the Company’s common stock (during the next 12 months) at a price below the then-current net asset value per share in one or more offerings, subject to certain conditions as set forth in the proxy statement. I will also report on the Company’s progress during the past year and respond to stockholders’ questions.

It is very important that your shares be represented at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, I urge you to follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy on the Internet. We encourage you to vote via the Internet, if possible, as it saves the Company significant time and processing costs. On the Notice of Internet Availability of Proxy Materials you also will find instructions on how to request a hard copy of the proxy statement and proxy card free of charge, and you may vote your proxy by returning a proxy card to us after you request the hard copy materials. Your vote and participation in the governance of the Company are very important to us.

Sincerely yours,

Stuart Aronson

Chief Executive Officer

WHITEHORSE FINANCE, INC.

1450 Brickell Avenue, 31st Floor

Miami, Florida 33131

(305) 381-6999

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 2, 2016

Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of WhiteHorse Finance, Inc. (the “Company”) that:

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company will be held at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York, on August 2, 2016 at 12:00 p.m., Eastern Time, for the following purposes:

1.	To elect one Class I director of the Company who will serve until the 2019 annual meeting of stockholders or until his successor is duly elected and qualifies; and

2.	To consider and vote upon a proposal to authorize flexibility for the Company, with the approval of the Company’s Board of Directors, to sell shares of the Company’s common stock (during the next 12 months) at a price below the then-current net asset value per share, subject to certain limitations described in this proxy statement.

You have the right to receive notice of, and to vote at, the Annual Meeting if you were a Stockholder of record at the close of business on June 6, 2016. We are furnishing proxy materials to our Stockholders of record on the Internet, rather than mailing printed copies of those materials to each such Stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote your proxy, on the Internet.

Your vote is extremely important to us. If you are unable to attend the Annual Meeting, we encourage you to vote your proxy on the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials. You may also request from us, free of charge, hard copies of the proxy statement and a proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.

By Order of the Board of Directors,

Richard Siegel

Secretary

Miami, Florida

June 16, 2016

This is an important meeting. To ensure proper representation at the Annual Meeting, please follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy via the Internet or request, complete, sign, date and return a proxy card. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person if you wish to change your vote.

WHITEHORSE FINANCE, INC.

1450 Brickell Avenue, 31st Floor

Miami, Florida 33131

(305) 381-6999

PROXY STATEMENT

For

2016 Annual Meeting of Stockholders

To Be Held on August 2, 2016

This document will give you the information you need to vote on the matters listed on the accompanying Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”). Much of the information in this proxy statement (“Proxy Statement”) is required under rules of the Securities and Exchange Commission (“SEC”), and some of it is technical in nature. If there is anything you do not understand, please contact us at (305) 381-6999.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of WhiteHorse Finance, Inc. (the “Company,” “WhiteHorse Finance,” “we,” “us” or “our”) for use at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, August 2, 2016 at 12:00 p.m., Eastern Time, at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York, and at any postponements or adjournments thereof. This Proxy Statement and the Company’s annual report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2015 are being provided to stockholders (“Stockholders”) of the Company of record as of June 6, 2016 (the “Record Date”) via the Internet on or about June 16, 2016. In addition, a Notice of Annual Meeting and a Notice of Internet Availability of Proxy Materials are being sent to Stockholders of record as of the Record Date.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by voting by proxy, which means that you authorize someone else to vote your shares. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you execute a proxy without specifying your voting instructions, your shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Annual Meeting, your shares will be voted at the Board’s discretion unless you specifically state otherwise on your proxy.

You may revoke a proxy at any time before it is exercised by notifying the Company’s Secretary in writing, by submitting a properly executed, later-dated proxy or by voting in person at the Annual Meeting. Any Stockholder entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person, whether or not he or she has previously voted his or her shares via proxy or wishes to change a previous vote.

You will be eligible to vote your shares electronically via the Internet, by telephone or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials.

Purpose of Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals (the “Proposals”):

1.	To elect one Class I director of the Company who will serve until the 2019 annual meeting of stockholders or until his successor is duly elected and qualifies (“Proposal 1”); and

2.	To authorize flexibility for the Company, with the approval of the Board, to sell shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (during the next 12 months) at a price below the then-current net asset value (“NAV”) per share, subject to certain limitations described in this Proxy Statement (“Proposal 2”).

Voting Securities

You may vote your shares at the Annual Meeting only if you were a Stockholder of record at the close of business on the Record Date. There were 18,303,890 shares of Common Stock outstanding on the Record Date. Each share of Common Stock is entitled to one vote.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding which are entitled to vote on the Record Date will constitute a quorum. Abstentions will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting. Shares held by a broker or other nominee for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on non-routine proposals are considered “broker non-votes” with respect to such proposals. Because each Proposal at the Annual Meeting is a non-routine matter, broker non-votes are not entitled to vote with respect to either Proposal. Therefore, broker non-votes will be treated as Shares that are not present for quorum purposes at the Annual Meeting. If there are not enough votes for a quorum, the chairman of the Annual Meeting will adjourn the Annual Meeting to permit the further solicitation of proxies.

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Votes Required

Election of Directors

The election of a director requires the vote of a majority of the shares of Common Stock cast at the Annual Meeting in person or by proxy. Stockholders may not cumulate their votes. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this Proposal.

Authorization to Offer and Sell Shares of Common Stock Below NAV

Approval of this Proposal requires the affirmative vote of the Stockholders holding (1) a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting and (2) a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company. For purposes of this Proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of outstanding voting securities” of a Company as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company, whichever is less. Abstentions will have the effect of a vote against this Proposal.

Stockholders may not cumulate their votes.

Broker Non-Votes

Broker non-votes are described as votes cast by a broker or other nominee on behalf of a beneficial holder who does not provide explicit voting instructions to such broker or nominee and who does not attend the Annual Meeting. Each Proposal is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to either Proposal. Therefore, if you do not give your broker or nominee specific instructions on how to vote for you or you do not vote for yourself via the Internet by returning a proxy card or by other arrangement with your broker or nominee, then your shares will have no effect on either Proposal.

Adjournment and Additional Solicitation

If there are not enough votes to establish a quorum or to approve the Proposals at the Annual Meeting, then either the presiding officer of the Annual Meeting or the Stockholders who are represented in person or by proxy may vote to adjourn the Annual Meeting to permit further solicitation of proxies. Stuart Aronson and Gerhard Lombard are the persons named as proxies for the Company and will vote proxies held by them for an adjournment, to permit the further solicitation of proxies for purposes of establishing a quorum.

A Stockholder vote may be taken on any of the Proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such Proposal.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing and posting this Proxy Statement and the Annual Report to the Internet and the cost of mailing the Notice of Annual Meeting, the Notice of Internet Availability of Proxy Materials and any requested proxy materials to Stockholders. The Company intends to use the services of Broadridge Financial Solutions, Inc., a leading provider of investor communications solutions, to aid in the distribution and collection of proxy votes. The Company expects to pay market rates for such services. The Company reimburses brokers, trustees, fiduciaries and other institutions for their reasonable expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies.

In addition to the solicitation of proxies by use of the Internet, proxies may be solicited in person and/or by telephone, mail or facsimile transmission by directors or officers of the Company, officers or employees of H.I.G. WhiteHorse Advisers, LLC, the Company’s investment adviser (“WhiteHorse Advisers”), H.I.G. WhiteHorse Administration, LLC, the Company’s administrator (“WhiteHorse Administration”), and/or by a retained solicitor. No additional compensation will be paid to such directors, officers or regular employees for such services. If the Company retains a solicitor, the Company has estimated that it would pay approximately $20,000 for such services. If the Company engages a solicitor, you could be contacted by telephone on behalf of the Company and urged to vote. The solicitor will not attempt to influence how you vote your shares, but only ask that you take the time to cast a vote. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to our proxy tabulation firm. The address of each of WhiteHorse Advisers and WhiteHorse Administration is 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131.

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Stockholders may provide their voting instructions through the Internet, by telephone or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials. These options require Stockholders to input the control number, which is provided with the Notice of Internet Availability of Proxy Materials. If you vote using the Internet, after visiting www.proxyvote.com and inputting your control number, you will be prompted to provide your voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders that vote via the Internet, in addition to confirming their voting instructions prior to submission, will, upon request, receive an e-mail confirming their instructions.

If a Stockholder wishes to participate in the Annual Meeting but does not wish to give a proxy by the Internet, the Stockholder may attend the Annual Meeting in person or request and submit a proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials.

Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the Annual Meeting, by attending the Annual Meeting and voting in person, or by a notice, provided in writing and signed by the Stockholder, delivered to the Company’s Secretary on any business day before the date of the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, to our knowledge, there are no persons who would be deemed to “control” us, as such term is defined in the 1940 Act.

Our directors include two interested directors and two independent directors. An interested director is an “interested person” of the Company, as defined in the 1940 Act, and independent directors are all other directors (the “Independent Directors”). Messrs. Rick D. Puckett and G. Stacy Smith qualify as Independent Directors. Our Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) is currently seeking to identify and nominate one additional Independent Director to fill a vacancy on the Board following the May 18, 2016 resignation of Mr. Thomas C. Davis.

 The following table sets forth, as of May 31, 2016, certain ownership information with respect to our Common Stock for those persons who directly or indirectly own, control or hold with the power to vote, five percent or more of our outstanding Common Stock and all officers and directors, individually and as a group.

		Percentage of Common Stock outstanding
Name and address	Type of ownership	Shares owned	Percentage
H.I.G. Bayside Debt & LBO Fund II, L.P.(1)	Record/Beneficial	6,337,976	34.6%
H.I.G. Bayside Loan Opportunity Fund II, L.P.(1)	Record/Beneficial	5,164,646	28.2%
John Bolduc(2)(6)	Record/Beneficial	181,594	*
Jay Carvell(2)	Record/Beneficial	13,817	*
Anthony Tamer(3)(4)	Record/Beneficial	11,703,122	63.9%
Sami Mnaymneh(3)(5)	Record/Beneficial	11,710,792	64.0%
Rick D. Puckett(2)	Record/Beneficial	18,912	*
G. Stacy Smith(2)	Record/Beneficial	30,000	*
Stuart Aronson(2)	Record/Beneficial	10,000	*
Marco Collazos(2)	Record/Beneficial	—	*
Gerhard Lombard(2)	Record/Beneficial	5,642	*
Advisors Asset Management, LLC(7)	Record/Beneficial	974,010	5.3%
All officers and directors as a group (7 persons)	Record/Beneficial	259,965	1.4%

*	Represents less than 1.0%.

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(1)	The address of H.I.G. Bayside Debt & LBO Fund II, L.P. and H.I.G. Bayside Loan Opportunity Fund II, L.P., each a Delaware limited partnership, is 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131. The shares of Common Stock shown in the above table as being owned by the named entities reflect the fact that they collectively may be viewed as having investment power over 11,502,622 shares of our Common Stock indirectly owned of record by such entities, although voting rights to such securities have been passed through to the respective limited partners. Each of H.I.G. Bayside Debt & LBO Fund II, L.P. and H.I.G. Bayside Loan Opportunity Fund II, L.P. disclaims beneficial ownership of such shares of Common Stock, except to the extent of its respective pecuniary interests therein.

(2)	The address for each of our directors and officers is c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131.

(3)	Messrs. Mnaymneh and Tamer are control persons of H.I.G.-GP II, Inc., which is the manager of the general partner of each of H.I.G. Bayside Debt & LBO Fund II, L.P. and H.I.G. Bayside Loan Opportunity Fund II, L.P. The shares of Common Stock shown in the above table as being owned by each named individual reflects the fact that, due to their control of such entities, each may be viewed as having investment power over 11,502,622 shares of Common Stock indirectly owned by such entities, although voting rights to such securities have been passed through to the respective members and limited partners. Messrs. Mnaymneh and Tamer disclaim beneficial ownership of such shares of Common Stock except to the extent of their respective pecuniary interests therein. The address for each of Messrs. Mnaymneh and Tamer is c/o H.I.G. Capital, LLC, 1450 Brickell Avenue, 31st floor, Miami, Florida 33131.

(4)	Mr. Tamer is the President of Tamer H.I.G. Management, L.P. The shares of Common Stock shown in the above table as being owned by Mr. Tamer reflects the fact that, due to his control of Tamer H.I.G. Management, L.P., Mr. Tamer may be viewed as having investment power over 196,118 shares of Common Stock owned by such entity. Mr. Tamer disclaims beneficial ownership of shares of Common Stock held by Tamer H.I.G. Management, L.P., except to the extent of his direct pecuniary interest therein.

(5)	Mr. Mnaymneh is the General Partner and Manager of Mnaymneh H.I.G. Management, L.P. The shares of Common Stock shown in the above table as being owned by Mr. Mnaymneh reflect the fact that, due to his control of Mnaymneh H.I.G. Management, L.P., Mr. Mnaymneh may be viewed as having investment power over 208,170 shares of Common Stock owned by such entity. Mr. Mnaymneh disclaims beneficial ownership of shares of Common Stock held by Mnaymneh H.I.G. Management, L.P., except to the extent of his direct pecuniary interest therein.

(6)	Mr. Bolduc is the sole shareholder of the general partner of Bolduc Family LP. The shares of Common Stock shown in the above table as being owned by Mr. Bolduc reflect that, due to his control of Bolduc Family LP, Mr. Bolduc may be viewed as having investment power over 24,448 shares of Common Stock owned by such entity. Mr. Bolduc disclaims beneficial ownership of shares of Common Stock held by Bolduc Family LP, except to the extent of his direct pecuniary interest therein.

(7)	The information provided is derived from a Form 13F filed on May 16, 2016 by Advisors Asset Management, Inc. The address for Advisors Asset Management, Inc. is 18925 Base Camp Road, Monument, Colorado 80132. Advisors Asset Management, Inc. is sponsor of several unit investment trusts which hold shares of Common Stock. No unit investment trust sponsored by Advisors Asset Management, Inc. holds 5% or more of the Common Stock. Advisors Asset Management, Inc. disclaims beneficial ownership of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors and other executive officers, and any person holding more than 10% of our Common Stock, are required to report their beneficial ownership and any changes therein to us and the SEC. Specific due dates for those reports have been established, and we are required to report in this Proxy Statement any failure to file such reports by those due dates. Based on our review of Forms 3, 4 and 5 filed by such persons and information provided to us, we believe that, during the fiscal year ended December 31, 2015, with the exception of one Form 4 filed one day late by Mr. Smith due to an administrative oversight, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

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Dollar Range of Securities Beneficially Owned by Directors

The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors as of May 31, 2016. We are not part of a “family of investment companies,” as that term is defined in Schedule 14A.

Name of Director	Dollar Range of Equity Securities in WhiteHorse Finance(1)
Independent Directors
Rick D. Puckett	Over $100,000
G. Stacy Smith	Over $100,000
Interested Directors
John Bolduc	Over $100,000
Jay Carvell	Over $100,000

(1)	Dollar ranges are as follows: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; and over $100,000.

PROPOSAL 1: ELECTION OF DIRECTORS

In accordance with the Company’s bylaws, the Board currently has four members. Directors are divided into three classes and are elected for staggered terms of three years each, with a term of office of one of the three classes of directors expiring each year. After this election, the terms of Class I, II and III will expire in 2019, 2017 and 2018, respectively. Each director will hold office for the term to which he is elected or until his successor is duly elected and qualifies.

On May 18, 2016, Mr. Davis resigned from the Board effective immediately. Mr. Davis served as an Independent Director since 2012, and his term as a Class II director was scheduled to expire in 2017. Prior to his resignation, Mr. Davis also served as the Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee (the “Audit Committee”) and the Compensation Committee (the “Compensation Committee”) of the Company. Mr. Davis’s decision to resign from the Board was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or procedures. Pursuant to the Company’s Certificate of Incorporation and bylaws, a vacancy on the Board may be filled by a majority vote of the remaining directors, and any director elected to fill a vacancy will serve for the remainder the term. The Nominating and Corporate Governance Committee is in the process of identifying a director nominee to replace Mr. Davis.

 A Stockholder can vote for or against, or abstain from voting with respect to, any nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominee named below. If the nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated by the Board as a replacement. The Board has no reason to believe that the nominee below will be unable or unwilling to serve.

THE BOARD, INCLUDING EACH OF ITS INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEE NAMED IN THIS PROXY STATEMENT.

Information about the Nominee and Directors

Certain information with respect to the Class I nominee for election at the Annual Meeting, as well as each of the other directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds and the year in which each person became a director of the Company. The nominee for Class I director currently serves as a director of the Company.

 Mr. Smith has been nominated for election by the Board, including the Independent Directors, as a Class I director for a term expiring at the 2019 annual meeting of Stockholders or until his successor is duly elected and qualifies. Mr. Smith is not being proposed for election pursuant to any agreement or understanding between Mr. Smith and the Company.

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Nominee for Class I Director

Name, Age and Address(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee for Director During the Past Five Years(2)

Nominee for Independent Director

G. Stacy Smith (48)	Director, Chairman of the Compensation Committee	Class I director since 2015; term expires 2016	Mr. Smith has served as a partner of each of Trinity Investment Group, an investment firm, and SCW Capital, LP, a hedge fund, since 2013. From 1997 through December 2012, Mr. Smith was a partner at Walker Smith Capital, a hedge fund.	Mr. Smith currently serves on the board of directors of Independent Bank Group, a bank holding company, to which he was elected in February 2013. He also serves on the board of directors of USD Partners LP, an energy-related logistics company, to which he was elected in October 2015.

Class II and III Directors (continuing directors not up for re-election at the Annual Meeting)

Name, Age and Address(1)	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director or Nominee for Director During the Past Five Years(2)

Interested Directors

John Bolduc (51)(3)	Chairman of the Board	Class III director since 2012; term expires 2018	Mr. Bolduc serves as an Executive Managing Director of H.I.G. Capital, LLC (“H.I.G. Capital”).	None

Jay Carvell (50)(4)	Director	Class II director since 2012; term expires 2017	Mr. Carvell serves as a Managing Director at an investment adviser affiliated with H.I.G. Capital. Prior to joining H.I.G. Capital, Mr. Carvell was a partner at WhiteHorse Capital Partners, L.P.	None

Independent Directors

Rick D. Puckett (62)	Director, Chairman of the Audit Committee	Class III director since 2012; term expires 2018	Mr. Puckett has served as Executive Vice President, Chief Financial Officer and Treasurer of Snyder’s-Lance, Inc., a food manufacturer, since December 2010. Prior to holding this position, Mr. Puckett served as Executive Vice President, Chief Financial Officer and Treasurer of Lance, Inc.	Mr. Puckett currently serves on the board of directors of SPX Corporation, an industrial equipment and manufacturing company, to which he was elected in October 2015.

(1)	The business address of each director is c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131.

(2)	No director otherwise serves as a director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the 1940 Act.

(3)	Mr. Bolduc is an interested director due to his position as an Executive Managing Director of H.I.G. Capital.

(4)	Mr. Carvell is an interested director due to his position as a Managing Director of an investment adviser affiliated with H.I.G. Capital and his previous position as Chief Executive Officer of the Company until May 2016.

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Corporate Governance

We believe that maintaining the highest standards of corporate governance is a crucial part of our business, and we are committed to having in place the necessary controls and procedures designed to ensure compliance with applicable laws, rules and regulations.

Director Independence

The NASDAQ Global Select Market (“NASDAQ”) corporate governance requirements require listed companies to have a board of directors with at least a majority of Independent Directors. Under NASDAQ corporate governance requirements, in order for a director to be deemed independent, our Board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his responsibilities. On an annual basis, each of our directors is required to complete an independence questionnaire designed to provide information to assist the Board in determining whether the director is independent under NASDAQ corporate governance requirements, the 1940 Act and our corporate governance guidelines. Our Board has determined that each of our directors, other than Messrs. Carvell and Bolduc, is independent under the NASDAQ listing standards and the 1940 Act. Our corporate governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the Board, the Chairman of the Nominating and Corporate Governance Committee, once appointed, and the Secretary of any change in circumstance that may cause his status as an Independent Director to change. The Board limits membership on the Audit Committee and the Nominating and Corporate Governance Committee to Independent Directors.

The Board’s Oversight Role in Management

The Board’s role in management of the Company is one of oversight. Oversight of the Company’s investment activities extends to oversight of the risk management processes employed by WhiteHorse Advisers as part of its day-to-day management of our investment activities. The Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of WhiteHorse Advisers as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Stockholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Company’s investments.

The Board’s Composition and Leadership Structure

The 1940 Act requires that at least a majority of the Company’s directors not be “interested persons” (as defined in the 1940 Act) of the Company. Currently, two of the Company’s four directors are Independent Directors (and are not “interested persons”). Mr. Aronson, the Group Head of the U.S. direct lending platform of H.I.G. Capital, serves as the Chief Executive Officer of the Company. Mr. Bolduc, an Executive Managing Director of H.I.G. Capital, and therefore an interested person of the Company, serves as Chairman of the Board. Our Board believes that it is in the best interests of our investors for Mr. Bolduc to lead the Board because of his familiarity with our portfolio companies, his broad experience with the day-to-day management and operation of other investment funds and his significant background in credit investing and in the financial services industry, as described below. The Board does not have a lead Independent Director. However, Mr. Puckett, the Chairman of the Audit Committee, is an Independent Director and acts as a liaison between the Independent Directors and management between meetings of the Board. Mr. Puckett is involved in the preparation of agendas for Board and committee meetings. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The Board also believes that its small size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between WhiteHorse Advisers and the Board.

Information About Each Director’s Experience, Qualifications, Attributes or Skills

Below is additional information about each director (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes and/or skills that each director possesses and which the Board believes has prepared each director to be an effective member of the Board. The Board believes that the significance of each director’s experience, qualifications, attributes and/or skills is an individual matter (meaning that experience or a factor that is important for one director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single director, or particular factor, being indicative of Board effectiveness. However, the Board believes that directors need to have the ability to review, evaluate, question and discuss critical information provided to them and to interact effectively with Company management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties. The Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a director’s professional experience, education and/or other personal experiences. The Company’s counsel has significant experience advising funds and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

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The Board believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes and skills, which allow the Board to operate effectively in governing the Company and protecting the interests of its Stockholders. Below is a description of the various experiences, qualifications, attributes and/or skills with respect to each director considered by the Board.

Interested Directors

John Bolduc: Mr. Bolduc has been Chairman of our Board since 2012. Mr. Bolduc is an Executive Managing Director of H.I.G. Capital, having joined the firm in 1993. Mr. Bolduc is responsible for leading H.I.G. Capital’s credit platform, which manages approximately $8 billion of capital across multiple investment funds. He has more than 25 years of experience focused on credit investments, including primary loans and distressed debt, as well as private equity investments. Mr. Bolduc currently serves on the boards of directors of several privately held companies. Prior to joining H.I.G. Capital in 1993, Mr. Bolduc was at the management-consulting firm of Bain & Company, a leading worldwide management-consulting firm, where he directed domestic and international assignments for Fortune 500 clients. Prior to joining Bain & Company, Mr. Bolduc worked for three years as the Assistant to the President of Chemed Corporation (NYSE: CHE), a specialty chemical company. Mr. Bolduc is a graduate of Lehigh University with a B.S. degree in Computer Science and earned his M.B.A. from the University of Virginia’s Darden School of Business.

Mr. Bolduc was selected to serve as Chairman of our Board due, in part, to his familiarity with our portfolio companies, his broad experience with the day-to-day management and operation of other investment funds and his significant background investing in debt and working in the financial services industry.

Jay Carvell: Mr. Carvell has served as a director since 2012. Mr. Carvell also serves as a Managing Director at an H.I.G. Capital-affiliated investment adviser. He is responsible for all aspects of our investment process, including sourcing, structuring and post-closing strategies, as well as portfolio management. Until May 2016, Mr. Carvell served as Chief Executive Officer of the Company. Prior to joining H.I.G. Capital, Mr. Carvell was a founding partner of WhiteHorse Capital Partners, L.P., a leading credit investor and manager of collateralized loan obligations. At WhiteHorse Capital Partners, Mr. Carvell co-managed portfolios of par and distressed loans across numerous industries and sectors through several market cycles. Mr. Carvell has over 15 years of experience in credit investment and management, including structuring and placement, trading and restructuring and reorganization. This experience branches across small-cap, mid-cap and broadly syndicated investments. Before founding WhiteHorse Capital Partners in 2003, Mr. Carvell held various positions with Highland Capital Management, L.P. and PricewaterhouseCoopers LLP. Mr. Carvell earned both a B.A. and an M.B.A. from the University of Texas at Austin and holds the Chartered Financial Analyst designation.

Mr. Carvell was selected to serve as a director on our Board due to his experience investing in credit instruments and managing WhiteHorse Capital Partners. Mr. Carvell’s experience building WhiteHorse Capital Partners brings expertise in developing a successful credit investment firm to the Board.

Independent Directors

Rick D. Puckett: Mr. Puckett has served as a director since 2012. Rick D. Puckett is Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Snyder’s-Lance Inc., Charlotte, NC. In these positions, he leads all Finance, Information Technology, Investor Relations, Risk Management, Corporate Relations and Treasury functions and supports the company’s achievement of strategic initiatives in supply chain management and sales efficiency improvements. Prior to Snyder’s-Lance, Mr. Puckett was Executive Vice President, Chief Financial Officer and Treasurer for United Natural Foods, Inc. Mr. Puckett is a Certified Public Accountant and received his degree in Accounting and his MBA from the University of Kentucky. He is a director of SPX Corporation (NYSE:SPXC), a public company where he is the Chairman of the Audit Committee and serves on the Compensation and Governance Committees. He is a member of the Board of Advisors for Wake Forest University Charlotte and the Board of the North Carolina Blumenthal Performing Arts.

Mr. Puckett’s experience as Executive Vice President and Chief Financial Officer at a public company and his training as a Certified Public Accountant are among the attributes that led to the conclusion that Mr. Puckett should serve on our Board.

G. Stacy Smith: Mr. Smith has served as a director since 2015. Mr. Smith currently serves on the board of directors of Independent Bank Group, a bank holding company, to which he was elected in February 2013. He also currently serves on the board of directors of USD Partners LP, an energy-related logistics company, to which he was elected in October 2015. Mr. Smith co-founded in February 2013 and remains a partner of Trinity Investment Group, a firm which invests in private equity transactions, public equity securities and other assets. Since 2013, he has also served as a partner of SCW Capital, LP, a hedge fund. In 1997, Mr. Smith co-founded Walker Smith Capital, a Dallas-based small- and mid-cap equity hedge fund, where he was a partner and served as a portfolio manager until December 2012. Mr. Smith received a Bachelor of Business Administration in Finance and Accounting from the University of Texas at Austin in 1990.

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Mr. Smith’s experience as a board member, partner for several investment companies and manager for a hedge fund are among the attributes that led to the conclusion that Mr. Smith should serve on our Board.

Committees of the Board

Our Board has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. For the fiscal year ended December 31, 2015, our Board held six meetings, the Audit Committee held four meetings, the Nominating and Corporate Governance Committee held two meetings and the Compensation Committee held one meeting. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served that were held while they were members of the Board. The Company requires each director to make a diligent effort to attend all Board and committee meetings and encourages directors to attend the annual meetings of Stockholders. Each of the then-serving directors attended the 2015 annual meeting of Stockholders.

Audit Committee

The members of the Audit Committee are Messrs. Puckett and Smith, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance regulations. Mr. Puckett serves as Chairman of the Audit Committee. The Audit Committee is responsible for pre-approving the engagement of the independent accountants to render audit and/or permissible non-audit services, approving the terms of compensation of such independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The Audit Committee is also responsible for aiding our Board in fair value pricing debt and equity securities that are not publicly-traded or for which current market values are not readily available. The Board and Audit Committee use the services of one or more independent valuation firms to help them determine the fair value of these securities. Our Board has determined that Mr. Puckett is an “audit committee financial expert,” as defined under Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). In addition, each member of our Audit Committee meets the current independence and experience requirements of Rule 10A-3 under the Exchange Act. The Audit Committee has adopted a written charter that is available on our website at www.whitehorsefinance.com.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Puckett and Smith, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance regulations. Prior to his resignation, Mr. Davis served as the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is in the process of identifying a nominee to replace Mr. Davis as its Chairman. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our Stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Nominating and Corporate Governance Committee has adopted a written charter that is available on our website at www.whitehorsefinance.com.

 The Nominating and Corporate Governance Committee considers Stockholders’ recommendations for possible nominees for election as directors when such recommendations are submitted in accordance with our bylaws, the Nominating and Corporate Governance Committee charter and any applicable law, rule or regulation regarding director nomination. Our bylaws provide that a Stockholder who wishes to nominate a person for election as a director at a meeting of Stockholders must deliver written notice to our Secretary, Richard Siegel, c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act and certain other information set forth in our bylaws, including the following information for each director nominee: full name, age and address; principal occupation during the past five years; directorships on publicly held companies and investment companies during the past five years; number of shares of our Common Stock owned, if any; and a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the Stockholders. In order to be eligible to be a nominee for election as a director by a Stockholder, such potential nominee must deliver to our Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Criteria considered by the Nominating and Corporate Governance Committee in evaluating the qualifications of individuals for election as members of the Board include compliance with the independence and other applicable requirements of the NASDAQ corporate governance requirements, the 1940 Act and the SEC, and all other applicable laws, rules, regulations and listing standards, the criteria, policies and principles set forth in the Nominating and Corporate Governance Committee charter and the ability to contribute to the effective management of the Company, taking into account its needs and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which the Company operates. The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the Board, but the Nominating and Corporate Governance Committee will consider such factors as it may deem are in the best interests of the Company and its Stockholders. Such factors may include the individual’s professional experience, education, skills and other individual qualities or attributes, including gender, race or national origin.

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Compensation Committee

We established a Compensation Committee in May 2014. The members of our Compensation Committee are Messrs. Puckett and Smith, each of whom meets the independence standards established by the SEC and the NASDAQ corporate governance regulations. Mr. Smith serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation, if any, of our Independent Directors, our chief executive officer and all of our other executive officers. Currently none of our executive officers are compensated by us and, as a result, the Compensation Committee does not produce and/or review a report on executive compensation practices. The Compensation Committee also has the authority to engage compensation consultants following consideration of certain factors related to such consultants’ independence. The Compensation Committee has adopted a written charter that is available on our website at www.whitehorsefinance.com.

Communication with the Board

Stockholders with questions about the Company are encouraged to contact the Company’s Investor Relations Department, located at 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131, or by calling us collect at (305) 381-6999 or by visiting our website at www.whitehorsefinance.com. However, if Stockholders believe that their questions have not been addressed, they may communicate with the Board by sending their communications to Richard Siegel, Secretary, c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131. All Stockholder communications received in this manner will be delivered to one or more members of the Board.

Information about the Officers Who Are Not Directors

Set forth below is certain information regarding our officers who are not directors.

Name	Age	Position
Stuart Aronson	53	Chief Executive Officer
Gerhard Lombard	42	Chief Financial Officer, Treasurer
Marco Collazos	40	Chief Compliance Officer

The address for each officer is c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131. Each officer holds office until his successor is chosen and qualifies or until his earlier resignation or removal.

Stuart Aronson: Mr. Aronson has served as our Chief Executive Officer since May 2016. Mr. Aronson also currently serves as Group Head of the U.S. direct lending platform of H.I.G. Capital, a position he has held since February 2016. In this position, Mr. Aronson is responsible for building the debt solutions offered by H.I.G. Capital to non-sponsor and sponsor borrowers in the U.S. middle market. Prior to joining H.I.G. Capital, from July 1990 through December 2015 Mr. Aronson served as an officer of the General Electric Company and as the President and Chief Executive Officer of the U.S. Sponsor Finance business of GE Capital (“GSF”), a leading provider of debt financing to the U.S. sponsor middle market. Mr. Aronson also served during this period on the board of directors of Peacock Equity Partners, a mid-to-late stage venture capital fund organized as a joint venture between GE Capital and NBCUniversal. Prior to joining GSF, Mr. Aronson led the commercial and industrial platform of GE Structured Finance (Americas), Inc., which provided structured debt and equity solutions to borrowers in the United States, Europe and Asia. Before that, he held several positions with GE Capital Markets Group, Inc., including serving as leader of domestic product execution, including syndications, private placements, securitization and trade finance. Mr. Aronson began his career in the syndications group of Chemical Banking Corporation. He also currently serves on the Board of Kids in Crisis in Greenwich, Connecticut. Mr. Aronson graduated cum laude from Tufts University and received an M.B.A. with honors from Columbia Business School.

Gerhard Lombard:   Mr. Lombard has served as our Chief Financial Officer and Treasurer since June 2014. He also served as the Company’s Controller from September 2012 to June 2014. Since joining our team in 2012, Mr. Lombard has worked on a number of key initiatives, including enhancing quarterly and annual SEC financial reporting and building out our financial reporting function. Previously, Mr. Lombard was the Chief Accounting Officer for Churchill Financial Group, a leading middle market finance and asset management company. Mr. Lombard started his career at Ernst & Young LLP in the assurance and advisory practice, where he rose to the level of Senior Manager in the financial services industry group. Mr. Lombard earned a B.Comm. in Accounting and a Postgraduate Degree in Finance from Stellenbosch University in South Africa, and is a Chartered Accountant.

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Marco Collazos: Mr. Collazos has served as our Chief Compliance Officer since November 2014. Mr. Collazos also currently serves as Director of Compliance for H.I.G. Capital, a position he has held since May 2013. Prior to joining H.I.G. Capital, Mr. Collazos served as Chief Compliance Officer in the Americas for EFG International from March 2011 until April 2013 and was a Senior Compliance Officer for Bulltick Capital Markets from April 2008 until February 2011. Mr. Collazos previously worked as a Principal Consultant with ACA Compliance Group (a regulatory and compliance consulting firm), as well as a Compliance Examiner for several years with the SEC and with the Federal Reserve Bank of Atlanta. Mr. Collazos received a B.S. from the University of Central Florida and an M.B.A. from the University of Notre Dame.

Code of Conduct and Joint Code of Ethics

We expect each of our officers and directors, as well as any person affiliated with our operations, to act in accordance with the highest standards of personal and professional integrity at all times and to comply with the Company’s policies and procedures and all laws, rules and regulations of any applicable international, federal, provincial, state or local government. To this effect, the Company has adopted a Code of Conduct (the “Code of Conduct”), which is posted on the Company’s website at www.whitehorsefinance.com. The Code of Conduct applies to the Company’s directors, executive officers, officers and their respective staffs. As required by the 1940 Act, we and WhiteHorse Advisers have each adopted and maintain a code of ethics. Our code of ethics, which we maintain with WhiteHorse Advisers (the “Joint Code of Ethics”), establishes procedures that apply to our directors, executive officers, officers, their respective staffs and the employees of WhiteHorse Advisers with respect to their personal investments and investment transactions. Personnel subject to the Joint Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the Joint Code of Ethics’ requirements. You may read and copy the Joint Code of Ethics at the SEC’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. In addition, you may access the Joint Code of Ethics via the Internet at the website of the SEC at www.sec.gov or our website at www.whitehorsefinance.com. You may also obtain copies of the Joint Code of Ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. We intend to disclose any material amendments to or waivers of required provisions of the Joint Code of Ethics on a current report on Form 8-K.

Compensation of Directors

The Independent Directors will each receive an annual fee of $52,500 for the fiscal year ending December 31, 2016. They also receive $3,500 for each full Board meeting attended, $1,500 for each meeting of the Audit Committee or the Nominating and Corporate Governance Committee attended, $750 for each meeting attended that is determined by the Board to constitute a “special purpose” Board meeting and not a full Board meeting, and reasonable out-of-pocket expenses relating to attendance at in-person meetings. In addition, the Chairman of the Audit Committee receives an annual fee of $10,000 and the chairman of each other committee of the Board receives an annual fee of $5,000 for their additional services in these capacities. In addition, we have purchased directors’ and officers’ liability insurance on behalf of our directors and officers.

The following table shows information regarding the compensation earned by our directors for the fiscal year ended December 31, 2015. No compensation is paid by us to any interested director or executive officer of the Company.

Name	Aggregate Compensation from WhiteHorse Finance	Pension or Retirement Benefits Accrued as Part of Our Expenses(1)	Total Compensation from WhiteHorse Finance
Independent Directors
Thomas C. Davis(2)	$75,000	—	$75,000
Alexander W. Pease(3)	36,500	—	36,500
Rick D. Puckett	83,000	—	83,000
G. Stacy Smith(4)	38,000	—	38,000
Interested Directors
John Bolduc	—	—	—
Jay Carvell	—	—	—

(1)	We do not have a profit-sharing or retirement plan, and directors do not receive any pension or retirement benefits.

(2)	Mr. Davis served as a director from 2012 to May 18, 2016. Prior to his resignation, Mr. Davis served on the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

(3)	Mr. Pease served as a director from 2012 to June 1, 2015. Prior to his resignation, Mr. Pease served on the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

(4)	Mr. Smith was elected to the Board on August 3, 2015.

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Certain Relationships and Related Party Transactions

Policies and Procedures for Managing Conflicts

Our executive officers and directors and the members of WhiteHorse Advisers and members of our investment committee serve or may serve as officers, directors or principals of entities that operate in the same, or related, lines of business as we do or of investment funds, accounts or other investment vehicles managed by our affiliates. WhiteHorse Advisers and its affiliates have both subjective and objective procedures and policies in place that are designed to manage the potential conflicts of interest between WhiteHorse Advisers’ fiduciary obligations to us and its similar fiduciary obligations to other clients. For example, such policies and procedures are designed to ensure that investment opportunities are allocated in a fair and equitable manner among us and WhiteHorse Advisers’ other clients. An investment opportunity that is suitable for multiple clients of WhiteHorse Advisers and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. There can be no assurance that WhiteHorse Advisers’ or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

WhiteHorse Advisers may manage investment vehicles with similar or overlapping investment strategies with us and has put in place a conflict-resolution policy that addresses the co-investment restrictions set forth under the 1940 Act and seeks to ensure the equitable allocation of investment opportunities when we are able to invest alongside other accounts managed by WhiteHorse Advisers and its affiliates. When we invest alongside such other accounts as permitted, such investments are made consistent with the allocation policy of H.I.G. Capital and WhiteHorse Advisers. Under this allocation policy, a fixed calculation, based on the type of investment, will be applied to determine the amount of each opportunity to be allocated to us. This allocation policy will be periodically reviewed by WhiteHorse Advisers and approved by our Independent Directors. We expect that these determinations will be made similarly for other accounts sponsored or managed by WhiteHorse Advisers and its affiliates. Where we are able to co-invest consistent with the requirements of the 1940 Act, if sufficient securities or loan amounts are available to satisfy our and each such account’s proposed demand, we expect that the opportunity will be allocated in accordance with WhiteHorse Advisers’ pre-transaction determination. If there is an insufficient amount of an investment opportunity to satisfy us and other accounts sponsored or managed by WhiteHorse Advisers or its affiliates, the allocation policy further provides that allocations among us and such other accounts will generally be made pro rata based on the amount that each such party would have invested if sufficient securities or loan amounts were available. However, we cannot assure you that investment opportunities will be allocated to us fairly or equitably in the short-term or over time. We expect that these determinations will be made similarly for other accounts sponsored or managed by H.I.G. Capital and its affiliates. In situations where co-investment with other accounts managed by WhiteHorse Advisers or its affiliates is not permitted or appropriate, H.I.G. Capital and WhiteHorse Advisers will need to decide which client will proceed with the investment. WhiteHorse Advisers’ allocation policy provides, in such circumstances, for investments to be allocated on a rotational basis to assure that all clients have fair and equitable access to such investment opportunities.

Co-Investment Opportunities

We have in the past and expect in the future to co-invest on a concurrent basis with other affiliates, unless doing so is impermissible under existing regulatory guidance, applicable regulations, the terms of our exemptive relief order or our allocation procedures. On July 8, 2014, we received exemptive relief from the SEC, which permits us to participate in negotiated investments with our affiliates that would otherwise be prohibited by the 1940 Act, subject to certain conditions. The exemptive relief order to co-invest with affiliated funds provides Stockholders with access to a broader range of investment opportunities. Pursuant to the terms of the exemptive relief order, certain types of negotiated co-investments may be made only if our Board determines that it would be advantageous for us to co-invest with other accounts managed by WhiteHorse Advisers or its affiliates in a manner consistent with our investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements and other pertinent factors. We cannot assure you, however, that we will develop opportunities that comply with such limitations.

Material Non-Public Information

Our senior management, members of our investment committee and other investment professionals from WhiteHorse Advisers may serve as directors of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a company, these individuals may obtain material non-public information that might restrict our ability to buy or sell the securities of such company under its policies or applicable law.

Investment Advisory Agreement

We have entered into an investment advisory agreement (the “Investment Advisory Agreement”) with WhiteHorse Advisers pursuant to which we pay WhiteHorse Advisers a fee for investment management services consisting of a base management fee and an incentive fee. The Investment Advisory Agreement became effective upon the pricing of our initial public offering on December 4, 2012. WhiteHorse Advisers also provides us with access to the resources necessary for us to perform our obligations as portfolio manager of our wholly owned subsidiary, WhiteHorse Finance Credit I, LLC (“WhiteHorse Credit”), under the $200 million secured revolving credit facility between WhiteHorse Credit, as borrower, and JPMorgan Chase Bank, N.A., as lender. Our incentive fee structure may create incentives for our investment adviser that are not fully aligned with the interests of our Stockholders and may induce WhiteHorse Advisers to invest in certain types of securities. Additionally, we rely on investment professionals from H.I.G. Capital or WhiteHorse Advisers to assist our Board with the valuation of our portfolio investments.

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The management fee and incentive fee paid to WhiteHorse Advisers are based on the value of our investments and there may be a conflict of interest when personnel of WhiteHorse Advisers are involved in the valuation process for our portfolio investments. For the fiscal year ended December 31, 2015, WhiteHorse Advisers earned a base management fee, net of fees waived, of $8.6 million and an incentive fee of $4.3 million.

Staffing Agreement

WhiteHorse Advisers is an affiliate of H.I.G. Capital, with whom it has entered into a staffing agreement (the “Staffing Agreement”). Under the Staffing Agreement, H.I.G. Capital has agreed to make available to WhiteHorse Advisers experienced investment professionals and access to the senior investment personnel and other resources of H.I.G. Capital and its affiliates. The Staffing Agreement provides WhiteHorse Advisers with access to deal flow generated by the professionals of H.I.G. Capital and commits the members of H.I.G. Capital’s investment committee to serve as members of WhiteHorse Advisers’ investment committee. In addition, under the Staffing Agreement, H.I.G. Capital is obligated to allocate investment opportunities among its managed affiliates fairly and equitably over time in accordance with its allocation policy. WhiteHorse Advisers intends to continue to capitalize on what we believe to be the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of H.I.G. Capital’s investment professionals.

Administration Agreement

We have entered into an administration agreement (the “Administration Agreement”), pursuant to which WhiteHorse Administration and its affiliates furnish us with office facilities, equipment and clerical, bookkeeping, record keeping and other administrative services to enable us to operate. Under the Administration Agreement, WhiteHorse Administration performs, or oversees the performance of, our required administrative services, which include being responsible for the financial records which we are required to maintain and preparing reports to our Stockholders and reports filed with the SEC. In addition, WhiteHorse Administration assists us in determining and publishing our NAV, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our Stockholders and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments in respect of the obligations of WhiteHorse Administration and its affiliates under the Administration Agreement equal an amount based upon our allocable portion of WhiteHorse Administration’s overhead in performing its obligations under the Administration Agreement, including rent and our allocable portion of the cost of our chief compliance officer, chief operating officer and chief financial officer along with their respective staffs. Under the Administration Agreement, WhiteHorse Administration also provides managerial assistance on our behalf to portfolio companies that request such assistance. The renewal of the Administration Agreement was approved by our Board in November 2015. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. To the extent that our administrator outsources any of its functions, we will pay the fees associated with such functions on a direct basis, without any profit to WhiteHorse Administration. For the fiscal year ended December 31, 2015, WhiteHorse Administration received $1.1 million for the services described above.

License Agreement

We have entered into a license agreement (the “License Agreement”) with an affiliate of H.I.G. Capital pursuant to which we have been granted a non-exclusive, royalty-free license to use the name “WhiteHorse.” Under this agreement, we have a right to use the WhiteHorse name for so long as WhiteHorse Advisers or one of its affiliates remains our investment adviser. The License Agreement is terminable by either party at any time in its sole discretion upon sixty (60) days prior written notice and is also terminable by H.I.G. Capital in the case of certain events of non-compliance. Other than with respect to this limited license, we will have no legal right to the “WhiteHorse” name.

Related Party Transactions Policy

The Audit Committee, in consultation with the Company’s Chief Executive Officer, Chief Compliance Officer and legal counsel, has established a written policy to govern the review of potential related party transactions. The Audit Committee conducts quarterly reviews of any potential related party transactions and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to the Code of Conduct or Joint Code of Ethics.

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Principal Accountant Fees and Services

Crowe Horwath LLP, an independent registered public accounting firm, audited our consolidated financial statements for the fiscal year ended December 31, 2015 and has been selected as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2016. The Audit Committee selected Crowe Horwath LLP, and that selection was ratified by a majority of our Board, including all of the Independent Directors. We do not know of any direct or indirect financial interest of Crowe Horwath LLP in WhiteHorse Finance. Representative(s) of Crowe Horwath LLP are expected to be present at the Annual Meeting. If present, they will have the opportunity to make a statement if they desire to do so and will be available to answer questions.

The following table sets forth Crowe Horwath LLP’s fees pertaining to the fiscal years ending December 31, 2015 and 2014 (dollars in thousands):

	Fiscal Years Ended December 31,
	2015	2014
Audit Fees	$290	$258
Audit-Related Fees	45	20
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$335	$278

“Audit Fees” are those fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided in connection with statutory and regulatory filings.

“Audit-Related Fees” are those fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attestation services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

“Tax Fees” are those fees billed for professional services for tax compliance. Crowe Horwath LLP provided no professional services for tax compliance during the fiscal years ended December 31, 2015 and 2014.

“All Other Fees” are those fees billed for services, other than the services reported above, related to our registration statements and related prospectuses.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Crowe Horwath LLP. The policy requires that the Audit Committee pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management. All services described in the table above were pre-approved by the Audit Committee.

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Audit Committee Report(1)

The following is the report of the Audit Committee of WhiteHorse Finance, Inc. (the “Company”) with respect to the Company’s consolidated audited financial statements for the fiscal year ended December 31, 2015 (the “Audited Financial Statements”).

The Audit Committee has reviewed and discussed the Audited Financial Statements with management and Crowe Horwath LLP (“Crowe”), the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of Crowe’s examinations, the Company’s internal controls and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission (the “SEC”). The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also has discussed with Crowe matters relating to Crowe’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Auditing Standard No. 16 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Crowe their independence from management and the Company, as well as the matters in the written disclosures received from Crowe and required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committee Concerning Independence). The Audit Committee received a letter from Crowe confirming their independence and discussed it with them. The Audit Committee discussed and reviewed with Crowe the Company’s critical accounting policies and practices, internal controls, other material written communications to management and the scope of Crowe’s audit and all fees paid to Crowe during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and audit-related services performed by Crowe for the Company. The Audit Committee has reviewed and considered the compatibility of Crowe’s performance of audit-related services with the maintenance of Crowe’s independence as the Company’s independent registered public accounting firm.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors (the “Board”) of the Company (and the Board approved) that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC. In addition, the Board, based on the recommendation of the Audit Committee, has engaged Crowe to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

June 16, 2016

The Audit Committee

Rick D. Puckett, Chairman
G. Stacy Smith

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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PROPOSAL 2: AUTHORIZATION TO OFFER AND SELL SHARES OF
COMMON STOCK BELOW NET ASSET VALUE

The 1940 Act generally prohibits the Company, as a business development company (“BDC”), from offering and selling shares of its Common Stock at a price below the then-current NAV per share, unless the policy and practice of doing so is approved by the Stockholders within one year immediately prior to any such sales. Shares of our Common Stock have traded at a price both above and below their NAV since they began trading on NASDAQ in 2012.

The Company is seeking Stockholder approval now to sell its shares below NAV in order to provide flexibility for future sales, which typically are undertaken quickly in response to market conditions. The final terms of any such sales will be determined by the Board at the time of sale. Also, because the Company does not have any immediate plans to sell any shares of its Common Stock below NAV, it is impracticable to describe the transaction or transactions in which such shares would be sold. Instead, any transaction in which the Company would sell shares of its Common Stock, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If this Proposal is approved, the Company will not solicit further authorization from the Stockholders prior to any such sale, and the authorization would be effective for shares sold during a period beginning on the date of Stockholder approval and expiring one year from such approval.

In a common stock offering, investors are offered an ownership interest in a corporation. Stockholders typically are entitled to vote on the selection of corporate directors and other important matters, as well as to receive distributions on their holdings to the extent such distributions are declared.

Generally, common stock offerings by BDCs are priced based on the market price of the currently outstanding shares of common stock, less a small discount of approximately 5%. Accordingly, even when shares of Common Stock trade at a market price below NAV, this Proposal, if approved by the Stockholders, would permit the Company to offer and sell shares of Common Stock in accordance with pricing standards that market conditions generally require. This Proxy Statement is not an offer to sell securities of the Company. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from SEC registration requirements.

1940 Act Conditions for Sales below NAV

The Company’s ability to issue shares of Common Stock at a price below NAV is governed by the 1940 Act. Specifically, Section 63(2) of the 1940 Act provides that the Company may offer and sell shares of Common Stock at prices below the then-current NAV with Stockholder approval, provided that:

•	any such sales are approved by (1) a majority of the Independent Directors and (2) a majority of the Company’s directors who have no financial interest in Proposal 2 as being in the best interests of us and our Stockholders; and

•	such a required majority of directors, in consultation with the underwriter of the offering, if it is underwritten, has determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of any firm commitment to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value for those securities, less any underwriting commission or discount.

•	the cumulative number of shares sold pursuant to such authority during the applicable period does not exceed 25% of the then outstanding Common Stock immediately prior to each such sale.

Without the approval of its Stockholders to offer and sell shares of Common Stock at prices below NAV, the Company would be prohibited from selling such shares to raise capital when the market price for its Common Stock is below NAV.

Board Approval

On May 2, 2016, the Board unanimously approved, and is recommending that Stockholders vote in favor of, this Proposal to offer and sell shares of Common Stock at prices that may be less than NAV. The Board concluded that the Proposal is in the best interests of the Company and its Stockholders. In doing so, the Board, including the Independent Directors, considered and evaluated various factors, including the following, as discussed more fully below:

•	possible long-term benefits to the Stockholders; and

•	possible dilution to the Company’s NAV.
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Prior to approving this Proposal, the Board met to consider and evaluate material that WhiteHorse Advisers provided on the merits of the Company possibly raising additional capital and the merits of publicly offering shares of Common Stock at a price below NAV. The Board considered the objectives of a possible offering, the mechanics of an offering, establishing size parameters for an offering, the possible effects of dilution, Common Stock trading volume and other matters. The Independent Directors also consulted with counsel to consider and evaluate and voted separately on the issues presented.

The Board evaluated a full range of offering sizes. However, the Board has not drawn any definite conclusions regarding the size of a contemplated capital raise at this time. The Board expects that any increase in capital would be from a public offering of the Common Stock, or the possibility of one or more private placements. Additionally, the Common Stock could be issued as part of a purchase of assets, portfolios or other companies.

In determining whether or not to offer and sell the Common Stock, the Board has a duty to act in the Company’s best interests and that of the Stockholders and must comply with the other requirements of Section 63(2) of the 1940 Act. If the Stockholders do not approve this Proposal, the Board will consider and evaluate its options to determine what alternatives are in the Company’s best interests and that of the Stockholders.

Possible Long-Term Benefits to Stockholders

The Board believes that having the flexibility for the Company to sell its Common Stock below NAV in certain instances is in the Company’s best interests and that of the Stockholders. If the Company were unable to access the capital markets when attractive investment opportunities arise, the Company’s ability to grow over time and to continue to pay distributions to Stockholders could be adversely affected. In reaching that conclusion, the Board considered the following possible benefits to the Stockholders:

Current Market Conditions Have Created Attractive Opportunities

Current market opportunities have created, and we believe will continue to create for the foreseeable future, favorable opportunities to invest, including opportunities that, all else being equal, may increase the Company’s NAV over the longer-term, even if financed with the issuance of Common Stock below NAV. Stockholder approval of this Proposal, subject to the conditions detailed below, is expected to provide the Company with the flexibility to invest in such opportunities. We believe that current market conditions provide attractive opportunities to use capital.

Market conditions also have beneficial effects for capital providers, including reduced competition, more favorable pricing of credit risk, more conservative capital structures and more creditor-friendly contractual terms. Accordingly, we believe that the Company could benefit from access to capital in this constrained credit market and that the current environment should provide attractive investment opportunities. The Company’s ability to take advantage of these opportunities will depend upon its access to capital.

Greater Investment Opportunities Due to Larger Capital Resources

The Board believes that additional capital raised through an offering of shares of Common Stock may help the Company generate additional deal flow. Based on discussions with the Company’s management, the Board believes that greater deal flow, which may be achieved with more capital, would enable the Company to be a more significant participant in the private debt and equity markets and to compete more effectively for attractive investment opportunities. With more capital to invest in portfolio opportunities, the Company intends to be a more meaningful capital provider to companies and to compete for high quality investment opportunities with other companies having greater resources than we do currently. Management has represented to the Board that such investment opportunities may be funded with proceeds of an offering of shares of Common Stock. However, management has not identified specific companies in which to invest the proceeds of an offering given that specific investment opportunities will change depending on the timing of an offering, if any.

Higher Market Capitalization and Liquidity May Make Our Common Stock More Attractive to Investors

If the Company issues additional shares, its market capitalization and the amount of its publicly tradable Common Stock will increase, which may afford all holders of its Common Stock greater liquidity. A larger market capitalization may draw greater attention from research analysts and other market participants and make the Common Stock more attractive to a larger number of investors who have limitations on the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase the Company’s trading volume, which could decrease the volatility in the secondary market price of its Common Stock.

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Maintenance or Possible Increase of Distributions

A larger and more diversified portfolio could provide the Company with more consistent cash flow, which may support the maintenance and growth of the Company’s dividends. The Company generally makes distributions to its Stockholders. Although management will continue to seek to generate income sufficient to pay our distributions in the future, the proceeds of future offerings, and the investments thereof, could enable the Company to maintain and possibly grow its distributions, which may include a return of capital, in the future. A return of capital is a return to shareholders of a portion of their original investment in the Company.

Reduced Expenses Per Share

For the Company, an offering that increases its total assets may reduce its expenses per share of Common Stock due to the spreading of fixed expenses over a larger asset base. The Company must bear certain fixed expenses, such as certain administrative, governance and compliance costs that do not generally vary based on its asset size. On a per share basis, these fixed expenses will be reduced when supported by a larger asset base.

Trading History

The Common Stock has been quoted on NASDAQ under the symbol “WHF” since December 5, 2012.

The following table lists the high and low closing sales price for the Common Stock, the closing sales price as a percentage of NAV and quarterly distributions per share on a quarterly basis for each fiscal quarter from January 1, 2014 to March 31, 2016. On June 3, 2016, the last reported closing sale price for the Common Stock was $10.70 per share.

					Premium
					(Discount) of	(Discount) of
			Closing Sales Price		High Sales Price	Low Sales Price to	Declared
Period	NAV(1)		High	Low	to NAV(2)	NAV(2)	Distributions

Fiscal year ending December 31, 2016
Second Quarter(3)	$	N/A	$10.78	$9.81	N/A %	N/A %	$0.355
First Quarter		13.28	12.25	9.38	(7.8)	(29.4)	0.355
Fiscal year ended December 31, 2015
Fourth Quarter		$13.33	$13.55	$11.20	1.7%	(16.0)%	$0.355
Third Quarter		14.77	13.56	11.52	(8.2)	(22.0)	0.355
Second Quarter		15.03	13.53	12.55	(10.0)	(16.5)	0.355
First Quarter		15.00	12.90	11.25	(14.0)	(25.0)	0.355
Fiscal year ended December 31, 2014
Fourth Quarter		$15.04	$13.66	$11.37	(9.2)%	(24.4)%	$0.355
Third Quarter		15.16	14.48	13.25	(4.5)	(12.6)	0.355
Second Quarter		15.21	14.66	13.11	(3.6)	(13.8)	0.355
First Quarter		15.23	15.17	14.02	(0.4)	(7.9)	0.355

(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAV shown is based on outstanding shares at the end of the period.

(2)	Calculated as of the respective high or low closing sales price divided by the quarter-end NAV.

(3)	Through June 3, 2016.
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Conditions to the Sale of the Common Stock below NAV

If the Stockholders approve this Proposal, the Company may sell shares of its Common Stock at a price below NAV, exclusive of sales compensation, only if the following conditions are met:

•	a majority of the Independent Directors who have no financial interest in the sale have approved the sale; and

•	a majority of the Independent Directors, who, in consultation with the underwriter or underwriters of the offering, if any, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities, or immediately prior to the sale of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount.

•	the cumulative number of shares sold pursuant to such authority during the applicable period does not exceed 25% of the then outstanding Common Stock immediately prior to each such sale.

Dilution

Before voting on this Proposal or giving proxies with regard to this matter, Stockholders should consider the potentially dilutive effect on the NAV of the issuance of shares of Common Stock at a price less than NAV. Any sale of Common Stock by the Company at a price below NAV would result in an immediate dilution to existing Stockholders on a per share basis. This dilution would include reduction in the NAV as a result of the issuance of shares at a price below NAV and a proportionately greater decrease in a Stockholder’s per share interest in the earnings and assets of the Company and per share voting interest in the Company. The Board has considered the potential dilutive effect of the issuance of shares at a price below NAV and will consider again such dilutive effect when considering whether to authorize any specific issuance of shares of Common Stock below NAV. Shares of Common Stock sold at prices below then current NAV upon exercise or conversion of any warrants or other securities that may be issued under authority previously approved by Stockholders in accordance with Section 61(a) of the 1940 Act will not be taken into account in determining whether the 25% Limitation described above in this Proposal has been reached.

The 1940 Act establishes a connection between market price and NAV because, when stock is sold at a market price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of Common Stock proposed to be authorized for issuance, and thus any future issuance of Common Stock at a price below NAV would dilute a Stockholder’s holdings of Common Stock as a percentage of shares outstanding to the extent the Stockholder does not purchase sufficient shares in the offering or otherwise to maintain the Stockholder’s percentage interest. Further, if the Stockholder does not purchase, or is unable to purchase, any shares to maintain the Stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then-current NAV, the Stockholder’s voting power will be diluted. Their decrease could be more pronounced as the size of the offering and level of discounts increase. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.

The precise extent of any such dilution to the Common Stock cannot be estimated before the terms of a Common Stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution in an offering is the amount of net proceeds that the Company receives from such offering. The Board would expect that the net proceeds to the Company will be equal to the price that investors pay per share, less the amount of any underwriting discounts and commissions, typically approximately 95% of the market price.

As previously discussed, the Board evaluated a full range of offering sizes. The following examples indicate how an offering would immediately affect the NAV of the Common Stock based on the assumptions set forth below. They do not include any effects or influence on market share price due to changes in investment performance over time, dividend policy, increased trading volume or other qualitative aspects of the shares of Common Stock.

 Examples of Dilutive Effect of the Issuance of Shares of Common Stock Below NAV

Impact on Existing Stockholders who do not Participate in the Offering

Existing Stockholders who do not participate, or who are not given the opportunity to participate, in an offering below NAV per share by the Company or who do not buy additional shares of Common Stock in the secondary market at the same or lower price obtained by the Company in the offering (after any underwriting discounts and commissions) face the greatest potential risks. All Stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares of Common Stock they hold. Stockholders who do not participate in the offering will also experience a disproportionately greater decrease in their participation in the Company’s earnings and assets and their voting power than do Stockholders who do participate in the offering. All Stockholders may also experience a decline in the market price of their shares of Common Stock, which often reflects, to some degree, announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increase.

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The following examples illustrate the level of NAV dilution that would be experienced by a nonparticipating Stockholder in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after offering expenses and commissions (a 25% discount from NAV); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.001 per share after offering expenses and commissions (effectively a 100% discount from NAV). The 100% column in the following table is presented for illustrative purposes only, as the Company’s directors would not be able to approve such an offering under Delaware law.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$10.00	—	$9.47	—	$7.89	—	$0.001	—
Net proceeds per share to issuer	—	$9.50	—	$9.00	—	$7.50	—	$0.001	—
Decrease to NAV
Total shares outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.50	(5.00)%	$8.00	(20.00)%
Dilution to Stockholder
Shares held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—
Percentage held by Stockholder A	1.00%	0.95%	(5.00)%	0.91%	(9.00)%	0.80%	(20.00)%	0.80%	(20.00)%
Total Asset Values
Total NAV held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$95,000	(5.00)%	$80,000	(20.00)%
Total investment by Stockholder A (assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total dilution to Stockholder A (total NAV less total investment)	—	$(200)	—	$(900)	—	$(5,000)	—	$(20,000)	—
Per Share Amounts
NAV per share held by Stockholder A	—	$9.98	—	$9.91	—	$9.50	—	$8.00	—
Investment per share held by Stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per share held by Stockholder A (NAV per share less investment per share)	—	$(0.02)	—	$(0.09)	—	$(0.50)	—	$(2.00)	—
Percentage dilution to Stockholder A (dilution per share divided by investment per share)	—	—	(0.20)%	—	(0.90)%	—	(5.00)%	—	(20.00)%

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Impact on Existing Stockholders who Participate in the Offering

An existing Stockholder who participates in an offering by the Company below NAV per share or who buys additional shares of Common Stock in the secondary market at the same or lower price as obtained by the Company in the offering (after any underwriting discounts and commissions) will experience the same types of NAV dilution as the nonparticipating Stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in the Common Stock immediately prior to the offering. The level of NAV dilution on an aggregate basis will decrease as the number of shares of Common Stock such Stockholders purchase increases. Existing Stockholders who buy more than such percentage will experience NAV dilution, but will, in contrast to existing Stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares of Common Stock such Stockholder purchases increases. Even a Stockholder who over-participates will, however, be subject to the risk that the Company may make additional discounted offerings in which such Stockholder does not participate, in which case such Stockholder will experience NAV dilution as described above in such subsequent offerings. These Stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the Company’s offering and level of discount to NAV increases.

The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effect in the hypothetical 25% discount offering from the prior chart for stockholder A that acquires shares equal to (1) 50% of their proportionate share of the offering (i.e., 1,250 shares, which is 0.50% of the offering of 250,000 shares rather than their 1.00% proportionate share) and (2) 150% of their proportionate share of the offering (i.e., 3,750 shares, which is 1.50% of the offering of 250,000 shares rather than their 1.00% proportionate share). The Company’s prospectus supplement pursuant to which any discounted offering by the Company is made will include a chart for its example based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$7.89	—	$7.89
Net proceeds per share to issuer	—	$7.50	—	$7.50	—
Increases in Shares and Decrease to NAV
Total shares outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per share	$10.00	$9.50	(5.00)%	$9.50	(5.00)%
(Dilution)/Accretion to Participating Stockholder A
Shares held by Stockholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage held by Stockholder A	1.0%	0.90%	(10.00)%	1.10%	10.00%
Total Asset Values
Total NAV held by Stockholder A	$100,000	$106,875	6.88%	$130,625	30.63%
Total investment by Stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$100,000	$109,863	9.86%	$129,588	29.59%
Total (dilution)/accretion to Stockholder A (total NAV less total investment)	—	$(2,988)	—	$1,037
Per Share Amounts
NAV per share held by Stockholder A	—	$9.50	—	$9.50
Investment per share held by Stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$9.77	(2.30)%	$9.42	(5.80)%
(Dilution)/accretion per share held by Stockholder A (NAV per share less investment per share)	—	$(0.27)	—	$0.08	—
Percentage (dilution)/accretion to Stockholder A (dilution/accretion per share divided by investment per share)	—	—	(2.76)%	—	0.85%

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Impact on New Investors

The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new Stockholder in three different hypothetical common stock offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

Investors who are not currently Stockholders, but who participate in an offering by the Company below NAV and whose investment per share is greater than the resulting NAV per share due to any underwriting discounts and expenses paid by the Company will experience an immediate decrease, albeit small, in the NAV of their shares of Common Stock and their NAV per share compared to the price they pay for their shares. Investors who are not currently Stockholders and who participate in an offering by the Company below NAV per share and whose investment per share is also less than the resulting NAV per share due to any underwriting discounts and expenses paid by the Company being significantly less than the discount per share, will experience an immediate increase in the NAV of their shares of Common Stock and their NAV per share compared to the price they pay for their shares. All these investors will experience a disproportionately greater participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that the Company may make additional discounted offerings in which such new Stockholder does not participate, in which case such new Stockholder will experience dilution as described above in such subsequent offerings by the Company. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.

The following examples illustrate the level of NAV dilution or accretion that would be experienced by a new stockholder who purchases the same percentage (1.00%) of the shares in the three different hypothetical offerings of common stock of different sizes and levels of discount from NAV per share. The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effects on stockholder A at (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after offering expenses and commissions (a 25% discount from NAV); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.001 per share after offering expenses and commissions (effectively a 100% discount from NAV). The 100% column in the following table is presented for illustrative purposes only, as the Company’s directors would not be able to approve such an offering under Delaware law.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$10.00	—	$9.47	—	$7.89	—	$0.001	—
Net offering proceeds per share to issuer	—	$9.50	—	$9.00	—	$7.50	—	$0.001	—
Decrease to NAV
Total shares outstanding	—	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per share	—	$9.98	(0.20)%	$9.91	(0.90)%	$9.50	(5.00)%	$8.00	(20.00)%
Dilution to Stockholder A
Shares held by Stockholder A	—	500	—	1,000	—	2,500	—	2,500	—
Percentage held by Stockholder A	—	0.05%	—	0.90%	—	0.20%	—	0.20%	—
Total Asset Values
Total NAV held by Stockholder A	—	$4,990	—	$9,910	—	$23,750	—	$20,000	—
Total investment by Stockholder A	—	$5,000	—	$9,470	—	$19,725	—	$2.50	—
Total (dilution)/accretion to Stockholder A (total NAV less total investment)	—	$(10)	—	$440	—	$4,025	—	$19,997.50	—
Per Share Amounts
NAV per share held by Stockholder A	—	$9.98	—	$9.91	—	$9.50	—	$8.00	—
Investment per share held by Stockholder A	—	$10.00	—	$9.47	—	$7.89	—	$0.001	—
(Dilution)/Accretion per share held by Stockholder A (NAV per share less investment per share)	—	$(0.02)	—	$0.44	—	$1.61	—	$8.00	—
Percentage (dilution)/accretion to Stockholder A ((dilution)/accretion per share divided by investment per share)	—	—	(0.20)%	—	4.65%	—	20.41%	—	—

22

The discount to NAV is a result of market perception that moves the share price and thus NAV is only one determinant of market value.

The Company expects the market price of shares of its Common Stock will incorporate a discount or premium factor based on the market assessment of future earnings and the likelihood of those earnings supporting growth in our dividend yield.

Notwithstanding the dilutive effect of any equity financing on the Company’s NAV, the Board has considered the Company’s need to obtain additional capital for investment and other factors discussed in this Proxy Statement. With more capital to invest, the Board believes that the Company would be able to make investments with more significant earnings and growth potential. The Board further believes that over time the value of the incremental assets available for investment, taken together with the other factors previously discussed, may be reflected positively in the market price of the shares of Common Stock and that such increases may exceed the initial dilutive effects that the Company is likely to experience in its NAV due to offerings of shares of Common Stock in accordance with the Proposal. In our view, the secondary market price of our Common Stock is an important gauge of the true economic impact on Stockholders of any equity offering.

Other Considerations

In reaching its recommendation to Stockholders to approve this Proposal, the Board considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional shares of Common Stock will increase the management fees that the Company pays to WhiteHorse Advisers as such fees are partially based on the amount of the Company’s gross assets. The Board, including its Independent Directors, concluded that the benefits to the Stockholders from increasing the Company’s capital base outweighed any detriment from increased management fees, especially considering that the management fees would increase regardless of whether the Company offers shares of Common Stock below NAV or above NAV. The Board also considered the effect of the following factors:

•	The costs and benefits of a Common Stock offering below NAV compared to other possible means for raising capital or concluding not to raise capital;

•	the size of a Common Stock offering in relation to the number of shares outstanding;

•	the general conditions of the securities markets; and

•	any impact on operating expenses associated with an increase in capital.

Potential Investors

The Company has not solicited any potential buyers of the shares that it may elect to issue in any future offering to comply with the federal securities laws. No shares are earmarked for management or other affiliated persons of the Company. However, members of our management and other affiliated persons may participate in a Common Stock offering by the Company on the same terms as others.

Required Stockholder Vote

If the Stockholders approve this Proposal, during a one-year period commencing on the date of such approval, the Company will be permitted, but not required or otherwise obligated, to offer and sell newly issued shares of its Common Stock at a price below NAV at the time sold.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.

23

OTHER BUSINESS

The Board knows of no other matter that is likely to come before the Annual Meeting or that may properly come before the Annual Meeting, apart from the consideration of an adjournment or postponement.

If there appears not to be enough votes for a quorum or to approve the Proposals at the Annual Meeting, then either the presiding officer of the Annual Meeting or the Stockholders who are represented in person or by proxy may vote to adjourn the Annual Meeting to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them for such adjournment.

ANNUAL AND QUARTERLY REPORTS

Copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K are available, without charge, on our website at www.whitehorsefinance.com or upon request by writing to us or by calling us collect at (305) 381-6999. Please direct your written request to Richard Siegel, Secretary, c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131. Copies of such reports are also posted and are available without charge on the SEC’s website at www.sec.gov.

DELIVERY OF PROXY MATERIALS

Please note that only one copy of the Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials may be delivered to two or more Stockholders who share an address. We will deliver promptly, upon request, a separate copy of any of these documents to Stockholders at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by writing to us or by calling us collect at (305) 381-6999. Please direct your written requests to Richard Siegel, Secretary, c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2017 annual meeting of Stockholders will be held in August 2017, but the exact date, time and location of such meeting have yet to be determined. A Stockholder who intends to present a proposal at the 2017 annual meeting, including nomination of a director, must submit the proposal in writing addressed to Richard Siegel, Secretary, c/o WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131. Notices of intention to present proposals, including nomination of a director, at the 2017 annual meeting must be received by the Company between February 16, 2017 and 5:00 p.m., Eastern Time, on March 20, 2017. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the 2017 annual meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Audit Committee. Complaints may be submitted on an anonymous basis.

24

The Chief Compliance Officer may be contacted at:

WhiteHorse Finance, Inc.
Attn: Chief Compliance Officer
1450 Brickell Avenue, 31st Floor
Miami, Florida 33131

The Audit Committee Members may be contacted at:

WhiteHorse Finance, Inc.
Attn: Chairman of Audit Committee
1450 Brickell Avenue, 31st Floor
Miami, Florida 33131

You are cordially invited to attend our Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to vote in accordance with the voting instructions in the Notice of Internet Availability of Proxy Materials or by requesting hard copy proxy materials from us and returning a proxy card.

By Order of the Board of Directors,

Richard Siegel
Secretary

Miami, Florida
June 16, 2016

25

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

	For	Against	Abstain
1A G. Stacy Smith	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

0000294891_1 R1.0.1.25

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

WHITEHORSE FINANCE, INC.
Annual Meeting of Stockholders
August 2, 2016 12:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stuart Aronson (CEO) and Gerhard Lombard (CFO), or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WHITEHORSE FINANCE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 12:00 PM, ET, on August 2, 2016, at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, NY 10036, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000294891_2 R1.0.1.25